R. SCOTT POPADITCH
625 Bentley Lane
Maitland, Florida 32751
407.687.6617

VIA ELECTRONIC MAIL AND FEDERAL EXPRESS

May 11, 2017

Lawrence Swift
General Counsel
Spar Group, Inc.
333 Westchester Ave #204
West Harrison, NY 10604

Dear Larry:

I hereby resign from my position as the Chief Executive Officer of Spar Group, Inc. effective Monday, May 15, 2017.

Very Truly Yours,

R. Scott Popaditch

cc: Board of Directors of Spar Group, Inc. (via email)

R. SCOTT POPADITCH
625 Bentley Lane
Maitland, Florida 32751
407-687-6617

May 11, 2017

VIA ELECTRONIC MAIL AND FEDERAL EXPRESS

Lawrence Swift
General Counsel
Spar Group, Inc.
333 Westchester Av., #204
West Harrison, NY 10604

Re:

Dear Larry:

The purpose of this letter is to supplement my earlier letter dated May 11, 2017, in which I resigned from my position as the Chief Executive Officer ("CEO") of Spar Group, Inc. ("Spar") effective Monday, May 15, 2017. Effective May 15, 2017, I hereby resign from the following additional positions:

1. President and Director of Spar.

2. CEO, President, and every other position I may have with any of Spar's subsidiaries.

Moreover, I hereby withdraw my candidacy for re-election as a Spar Director at the Spar shareholders' meeting on Thursday, May 18, 2017.

Very truly yours,

R. Scott Popaditch

cc: Board of Directors of Spar Group, Inc. (via email)